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                          INDEMNIFICATION AGREEMENT

     This Agreement, dated as of April 22, 1996, is by and between Vari-Lite International, Inc., a Texas corporation (the "Company"), and John R. Rettberg ("Indemnitee").

                                  WITNESSETH:

     WHEREAS, the Company desires to have qualified individuals serving on its Board of Directors who are willing to make decisions that in their judgment are in the Company's best interest without any undue threat of personal liability; and

     WHEREAS, the Board of Directors of the Company has elected Indemnitee to serve as a director of the Company; and

     WHEREAS, the Articles of Incorporation (the "Articles of Incorporation") of the Company require indemnification of each director or officer of the Company in his capacity as a director or officer and, if serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (collectively, a "Proceeding"),
(b) an appeal in such a Proceeding or (c) any inquiry or investigation that could lead to such a Proceeding, to the fullest extent permitted by the Texas Business Corporation Act (the "Act"), as the same exists or hereafter may be amended; and

     WHEREAS, the Company desires to grant to Indemnitee the maximum indemnification for any Loss (hereinafter defined) permitted under law; and

     WHEREAS, developments with respect to the terms and availability of directors' and officers' liability insurance and with respect to the application, amendment and enforcement of statutory, charter and bylaw indemnification provisions generally have raised questions concerning the adequacy and reliability of the protection afforded to persons intended to be protected thereunder; and

     WHEREAS, in order to resolve such questions and thereby induce Indemnitee to serve and continue serving as a director of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee;

     NOW, THEREFORE, in consideration of Indemnitee's agreement to serve and continue serving as a director of the Company, the parties hereto agree as follows:

     1. INDEMNIFICATION OF INDEMNITEE. The Company shall indemnify Indemnitee in his capacity as a director of the Company and, if serving at the request of the Company as a director, officer, trustee, employee, agent or similar functionary of another foreign or domestic corporation, trust, partnership, joint venture, sole proprietorship, employee benefit plan or other enterprise, in each of those capacities, against any and all liability and reasonable expense that may be incurred by Indemnitee in connection with or

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resulting from (a) any Proceeding, (b) an appeal in any Proceeding or (c) any inquiry or investigation that could lead to any Proceeding, all to the fullest extent permitted by Article 2.02-1 of the Act, as the same exists as of the date of this Agreement or may hereafter be amended to broaden the indemnification which the Company may grant to its directors. All indemnity obligations and/or liabilities of the Company hereunder shall be without limit and without regard to the cause or causes thereof or the negligence or gross negligence of any person or persons (expressly including Indemnitee), whether such negligence or gross negligence of Indemnitee be sole, joint or concurrent, active or passive.

     2. CONTINUATION OF INDEMNITY. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding, any appeal in any Proceeding and any inquiry or investigation that could lead to any Proceeding, by reason of the fact that Indemnitee was serving in any capacity referred to herein.

     3. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by Indemnitee of notice of any claim against Indemnitee or the commencement of any Proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the assertion of any such claim or the commencement thereof; but the omission so to notify the Company will not relieve it from any liability under this Agreement unless such delay in notification actually prejudiced the Company (and then only to the extent the Company was actually prejudiced thereby) and, in addition, the Company shall not be relieved from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

          (a) The Company will be entitled to participate therein at its own expense.

          (b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized in writing by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in clause (ii) above.

         (c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

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     4.   ADVANCES OF EXPENSES.  Reasonable expenses (other than
judgments, penalties, fines and settlements) incurred by Indemnitee that are subject to indemnification under this Agreement (and not paid, reimbursed or advanced by others) shall be paid or reimbursed by the Company in advance of the final disposition of the Proceeding within 10 days after the Company receives a written request by Indemnitee accompanied by substantiating documentation of such expenses, a written affirmation by Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification under this Agreement and a written undertaking by or on behalf of Indemnitee to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements or that such reasonable expenses do not constitute a Loss. The written undertaking described above must be an unlimited general obligation of Indemnitee but shall not be secured. Such undertaking shall be without reference to the financial ability of Indemnitee to make repayment.

     5. RIGHT OF INDEMNITEE TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Upon the written request of Indemnitee to be indemnified pursuant to this Agreement (other than pursuant to Section 4 hereof), the Company shall cause the Reviewing Party (as hereinafter defined) to determine, within 45 days, whether or not Indemnitee has met the relevant standards for indemnification required by this Agreement. The termination of a Proceeding by judgment, order, settlement or conviction, or on a plea of NOLO CONTENDERE or its equivalent, shall not of itself be determinative that Indemnitee did not meet the requirements for indemnification under this Agreement. If a determination of indemnification is to be made by Independent Legal Counsel (as hereinafter defined), such Independent Legal Counsel shall render its written opinion to the Company and Indemnitee as to what extent Indemnitee will be permitted to be indemnified. The Company shall pay the reasonable fees of Independent Legal Counsel and indemnify and hold harmless Indemnitee against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to the engagement of Independent Legal Counsel pursuant hereto and the written opinion of such Independent Legal Counsel.

     6. DEFINITIONS. The terms defined in this Section 6 shall, for purposes of this Agreement, have the indicated meanings:

          (a) "Reviewing Party" means (i) a majority of a quorum of directors of the Company who at the time of voting upon a determination of indemnification are not named defendants or respondents in that particular Proceeding as to which Indemnitee is seeking indemnification,
     (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors of the Company, designated to act as the Reviewing Party by a majority vote of all directors of the Company, consisting solely of two or more directors who at the time of such selection are not parties in that particular Proceeding to which Indemnitee is seeking indemnification, (iii) Independent Legal Counsel selected in accordance with clause (i) or (ii) above, or if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors of the Company or (iv) the shareholders of the Company in a vote that excludes shares held by directors who are named defendants or respondents in that particular Proceeding.

          (b) "Independent Legal Counsel" shall mean an attorney, selected in accordance with the provisions of Section 6(a) hereof, who shall not have otherwise performed services for Indemnitee, the Company, any person that controls the Company or any of the directors of the Company, within five years preceding the time of such selection (other than in connection with seeking indemnification under this Agreement). Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement, nor shall Independent Legal Counsel be any person who

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     has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

          (c) "Loss" shall mean any and all judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including attorneys' fees) actually incurred by Indemnitee, after realization of or giving effect to all insurance, bonding, indemnification and other payments or recoveries (i) actually received by or for the benefit of Indemnitee, directly or indirectly, or (ii) to which Indemnitee is entitled, directly or indirectly.

     7. ENFORCEABILITY. The right to indemnification or advances as provided by this Agreement shall be enforceable by Indemnitee in any court of competent jurisdiction. The burden of proving that indemnification is not appropriate shall be on the Company. Neither the failure of the Company (including its Board of Directors or Independent Legal Counsel) to have made a determination prior to the commencement of an action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

     8. PARTIAL INDEMNITY; EXPENSES. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of the expenses, judgments, fines, and penalties, but not for the total amount thereof, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an event subject to indemnification hereunder or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against expenses incurred for any Loss in connection with such Proceeding, issue or matter, as the case may be.

     9. REPAYMENT OF EXPENSES. Indemnitee shall reimburse the Company for all reasonable expenses paid by the Company in defending any Proceeding against Indemnitee in the event and only to the extent that it shall be ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such expenses under the provisions of this Agreement.

     10. CONSIDERATION. The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve and continue serving as a director of the Company, and acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.

     11. INDEMNIFICATION HEREUNDER NOT EXCLUSIVE. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any other agreement, vote of shareholders, as a matter of law or otherwise, but the indemnification provided for pursuant to the Articles of Incorporation or Bylaws of the Company is limited to any Loss.

     12. SUBROGATION. If a payment is made under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights.

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     13.  SEVERABILITY.  Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision thereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereto.

     14. NOTICE. Any notice, consent or other communication to be given under this Agreement by any party to any other party shall be in writing and shall be either (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid with return receipt requested, (c) delivered by overnight express delivery service or same-day local courier service or
(d) delivered by telex or facsimile transmission to the address set forth beneath the signature of the parties below, or at such other address as may be designated by the parties from time to time in accordance with this Section. Notices delivered personally, by overnight express delivery service or by local courier service shall be deemed given as of actual receipt. Mailed notices shall be deemed given three business days after mailing. Notices delivered by telex or facsimile transmission shall be deemed given upon receipt by the sender of the answerback (in the case of a telex) or transmission confirmation (in the case of a facsimile transmission).

     15.  GOVERNING LAW; BINDING EFFECT; AMENDMENT AND TERMINATION;
REIMBURSEMENT.

          (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas.

          (b) This Agreement shall be binding upon Indemnitee and his heirs, executors, administrators, personal representatives and assigns and upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and his heirs, executors, administrators, personal representatives and assigns and to the benefit of the Company and its successors and assigns.

          (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          (d) If Indemnitee is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Company shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              VARI-LITE INTERNATIONAL, INC.



                              By:  /s/ H. R. Brutsche III
                                   ---------------------------------------
                                   H.R. Brutsche,
                                   Chairman of the Board, Chief
                                   Executive Officer and President


                              Address of Vari-Lite International, Inc.

                              201 Regal Row
                              Dallas, Texas 75247
                              Fax: (214) 630-5867



                              /s/ J. R. Rettberg
                              --------------------------------------------
                              John R. Rettberg

                              Address of Indemnitee:
                              79-165 Montego Bay Dr.
                              Bermuda Dunes, California 92201


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